EXHIBIT 99.5

                                    AMENDMENT
                                       TO
                          SECURITIES PURCHASE AGREEMENT

         THIS AMENDMENT TO SECURITIES PURCHASE AGREEMENT (this "Amendment") is made as of the 1 day of March, 2002, by and between Essex Corporation, a Virginia corporation with headquarters located at 9150 Guilford Road, Columbia, Maryland 21046 (the "Company") and The Hannon Family, LLC (the "Purchaser").

         WHEREAS, the Company and the Purchaser entered into a certain Securities Purchase Agreement, dated December 14, 2001 (the "Purchase Agreement"), pursuant to which the Purchaser agreed to purchase 38,462 shares of the Company's common stock (the "Common Stock") at a price equal to $6.50 per share; and

         WHEREAS, Subsequent to the execution of the Purchase Agreement, the Purchaser has agreed to purchase additional shares of Common Stock with a total purchase price of $1,000,000; and

         WHEREAS, the Company and the Purchaser agree that for any shares of Common Stock that have not been purchased on or before the date hereof, the Purchaser shall be granted anti-dilution protection regarding the price per share of the Common Stock purchased by the Purchaser under the Purchase Agreement, as amended hereby; and

         WHEREAS, the Company and the Purchaser desire through this Amendment to amend the Purchase Agreement to reflect the foregoing;

         NOW, THEREFORE, in consideration of the foregoing, the Purchase Agreement is amended as follows:

         1. AMENDMENT TO THE PURCHASE AGREEMENT. The Purchase Agreement is hereby amended as follows:

         (a) By deleting in its entirety recital B of the Purchase Agreement and substituting the following in lieu thereof:

                           "B. The Purchaser desires to purchase, upon the terms and conditions stated in this Agreement, shares of Common Stock, no par value of the Company, at the option of the Company exercisable from time to time as described below."

         (b) By deleting Paragraph 1(a) of the Purchase Agreement and substituting the following in lieu thereof:

                           "(a) The Company agrees to issue and sell to the Purchaser and the Purchaser agrees to purchase shares of Common Stock (the "SHARES") as more specifically set forth herein: an aggregate of 38,462 Shares at Closing at a price of $6.50 per Share, and 153,846 additional Shares (such number to be adjusted as set forth below) at a price of $6.50 per Share (the "ADDITIONAL SHARE PRICE") from time to time, at the written request of the Company (each, a "PURCHASE REQUEST") in the form attached hereto as EXHIBIT B, made on or before December 31, 2002; PROVIDED, HOWEVER, that the Additional Share Price for Shares subject to any Purchase Request shall be adjusted as follows: in the event the Company consummates a private placement of Common Stock to one or more institutional investor(s) at a price below $6.50 per share after the date hereof and on or before December 31, 2002, the Additional Share Price shall be reduced to the price per share paid by such institutional investor(s), but in no event shall the Additional Share Price be adjusted below $3.00 per Share. Notwithstanding anything to the contrary contained in the foregoing, the Purchaser hereby agrees to purchase additional Shares with an aggregate purchase price of $1,000,000, and any adjustment in the Additional Share Price shall cause the number of additional Shares subject to a Purchase Request to be increased accordingly.

         (c) Exhibit B to the Purchase Agreement shall be in the form attached hereto.

         2. EFFECT OF AMENDMENT. This Amendment is intended to modify the provisions of the Purchase Agreement. In the event that there is a conflict between the terms of this Amendment and the Purchase Agreement, the parties intend that the provisions of this Amendment should govern their respective rights and obligations. Except as hereby amended, all other terms and conditions of the Purchase Agreement remain unchanged and in full force and effect.

         IN WITNESS WHEREOF, the Purchaser and the Company have caused this Amendment to Securities Purchase Agreement to be duly executed as of the date first written above.

                                        COMPANY:

                                        ESSEX CORPORATION

                                        By: s/s Leonard E. Moodispaw
                                            ---------------------------
                                            Name: Leonard E. Moodispaw
                                            Title: President and CEO

                                        PURCHASER:

                                        THE HANNON FAMILY, LLC

                                        By: John G. Hannon
                                            ---------------------------
                                            Name: John G. Hannon
                                            Title:

1409022

                                    EXHIBIT B

                                ESSEX CORPORATION
                           NOTICE OF PURCHASE REQUEST


TO: THE HANNON FAMILY TRUST, LLC
    9150 Guilford Road Columbia, MD  21046
FROM:    ESSEX CORPORATION                  DATE:    ________________


THIS NOTICE IS PROVIDED IN CONNECTION WITH THE COMMON STOCK PURCHASE AGREEMENT DATED DECEMBER 14, 2001, AS AMENDED BY THE AMENDMENT TO SECURITIES PURCHASE AGREEMENT, DATED MARCH 1, 2002, BY AND BETWEEN ESSEX CORPORATION AND THE HANNON FAMILY, LLC (THE PURCHASE AGREEMENT?. WORDS AND EXPRESSIONS DEFINED IN THE PURCHASE AGREEMENT SHALL BEAR THE SAME MEANINGS AS IN THIS NOTICE AND THE TERMS AND CONDITIONS CONTAINED IN THE PURCHASE AGREEMENT ARE HEREBY INCORPORATED BY REFERENCE AND DEEMED TO BE A PART OF THIS NOTICE.
Essex Corporation hereby makes a Purchase Request pursuant to the Purchase
      Agreement as follows:
--------------------------------------------------------------------------
(a)      No. of Shares:
--------------------------------------------------------------------------
(b)      Aggregate Purchase Price
--------------------------------------------------------------------------
(c)      Closing Date
--------------------------------------------------------------------------

                                     ESSEX CORPORATION

                                     By:      ________________________________
                                              Name: Joseph R. Kurry
                                              Title: Chief Financial Officer
*        *         *         *         *         *        *        *        *
We hereby confirm that each of the representations and warranties of the Purchaser in the Purchase Agreement is true and accurate on the date hereof, that the Purchaser has satisfied each condition precedent to Closing contemplated by this Notice and that the Purchaser remains in compliance with each and every obligation and covenant made by the Purchaser in the Purchase Agreement and acknowledge our obligation to purchase and pay for the Shares in accordance with the terms of the Purchase Agreement.

                                     THE HANNON FAMILY, LLC

                                     By:      _______________________________
                                              Name:
                                              Title:


                                         Date: _______________________________